Exhibit 99.1

Press Release

Contacts:	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Reports Results for Third Quarter 2008

FREMONT, Calif., October 23, 2008 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of semiconductor and software products for the digital home, today reported its financial results for the third quarter ended September 28, 2008.

“Our third quarter results represent continued deployments of our VDSL2 and residential gateway products used by service providers worldwide. These deployments underscore the desire for higher levels of bandwidth to support new revenue-generating services like high-definition IPTV,” said Michael Gulett, Ikanos’ president and CEO. “Since the Board appointed me to the CEO role three months ago, I have refined Ikanos’ priorities, realigned our resources to better serve our customers, and have begun to improve the way we define our new products to address broader markets. These changes will help us build upon our leadership position in designing and developing products that enable advanced broadband services in the digital home.”

Financial Highlights:

Revenue for the third quarter of 2008 was $24.2 million compared with revenue of $29.9 million for the second quarter of 2008 and revenue of $27.3 million for the year ago period.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, asset impairments, one time severance expenses and certain expenses resulting from acquisitions such as amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedule.

GAAP net loss for the third quarter of 2008 was $26.7 million, or $0.93 per share, on 28.6 million weighted average shares. This compares with a net loss of $4.0 million, or $0.14 per share, on 29.3 million weighted average shares in the second quarter of 2008 and with a net loss of $13.0 million, or $0.45 per share, on 28.7 million weighted average shares in the third quarter of 2007.

In the third quarter of 2008, the Company recorded asset impairment charges of $18.7 million that included write-downs of prepaid license fees, auction rate securities, goodwill and acquisition-related intangibles.

Non-GAAP net loss for the third quarter of 2008 was $2.2 million, or $0.08 per diluted share, on 28.6 million weighted average shares. This compares with non-GAAP net income of $1.0 million, or $0.03 per diluted share, in the second quarter of fiscal 2008, and with a non-GAAP net loss of $4.9 million, or $0.17 per share, in the third quarter of 2007.

Revenue for the nine months ended September 28, 2008 was $83.7 million, an increase of 8%, compared with the $77.6 million reported for the nine months ended September 30, 2007.

GAAP net loss for the nine months ended September 28, 2008 was $35.4 million, or $1.22 per share, on 29.1 million weighted average shares. This compares with a net loss of $29.2 million, or $1.03 per share, on 28.4 million weighted average shares for the year ago period.

Non-GAAP net loss for the nine months ended September 28, 2008 was $0.6 million, or $0.02 per share, compared with non-GAAP net loss of $12.4 million, or $0.44 per share, for the year ago period. Weighted average shares used in computing non-GAAP net income (loss) per share were 29.1 million in 2008 and 28.4 million in 2007.

Financial Advisor:

Ikanos has retained the investment banking firm Barclays Capital as its financial advisor to assist it in exploring and evaluating strategic alternatives to maximize shareholder value.

Outlook:

•	Revenue is expected to be between $22 million and $24 million for the fourth quarter of 2008.

•

Non-GAAP gross margins are expected to be between 44% and 46% in the fourth quarter of 2008. GAAP gross margins in the fourth quarter of 2008 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $0.8 to $1.0 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $13.5 to $14.5 million in the fourth quarter of 2008. GAAP operating expenses in the fourth quarter of 2008 will be higher, as they will include amortization of acquisition-related intangibles of $0.4 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of $2.2 to $3.2 million.

Recent Highlights:

•

Ikanos chaired a session at Broadband World Forum Europe’s technical conference entitled the High Quality Home Delivery: the Role of Home Networking Technology in Ensuring Quality of Experience. Presenters included Alcatel-Lucent, Belgacom, France Telecom and Sagem Communications. In addition, at the exhibition, Ikanos demonstrated many of its industry leading technologies including Ikanos’ Vx180 ADSL/VDSL triple play gateway, Vx170 FTTH gateway, Dual bearer dual latency Rapid Rate Adaptation technology and integrated ONT/RG GPON technology.

•

Ikanos’ latest VDSL2 central office (CO) and customer premises chipsets have been selected by Zhone Technologies, Inc. (NASDAQ: ZHNE) for integration into their next-generation Bitstorm-HP compact IP-DSLAM products. With Ikanos’ industry leading VDSL2 products, Zhone – a global provider of advanced communications equipment and a leader in enabling VoIP, IPTV, and Ethernet over copper and fiber access lines – plans to deliver broadband access equipment capable of symmetrical speeds of up to 100 Megabits/second for infrastructure upgrades to VDSL2 while also providing ADSL2+ compatibility from the same device.

•

Ikanos’ high performance residential gateway products – including the Fusiv® Vx160 processor, voice over Internet protocol (VoIP) engine and multi-mode VDSL2/ADSL2+ chipsets – have been integrated into Sagem Communications’ residential gateway. The Sagem F@st 3464 is being used as the customer premises equipment (CPE) for a major European carrier’s next-generation VDSL2 access network, which is capable of delivering high definition Internet protocol television (HD IPTV).

Third Quarter Fiscal Year 2008 Conference Call:

Management will review the third quarter of 2008 financial results and its expectations for subsequent periods at a conference call on October 23rd at 1:30 p.m. Pacific Standard Time. To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 706-902-1343 and enter pass code 63325164. The web cast will be archived and available through October 29, 2008 at http://ir.ikanos.com/ or by calling 706-645-9291 and enter pass code 63325164.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of semiconductor and software products that deliver broadband to the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other products power the access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2008 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, Arion, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, Maximus, Palladia, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos Communications, including statements regarding the demand for its products, customers’ expected deployment plans, expected revenue for the fourth quarter of 2008, expected gross margins for the fourth quarter of 2008, expected operating expenses for the fourth quarter of 2008, and the on-going work of the Company’s financial advisors in assisting with evaluation of strategic alternatives. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the ability of the Company to deliver full production releases of our newer products that are accepted by our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, Ikanos’ continued ability to deliver production volumes of new products and technologies, our ability to generate demand and close transactions for the sale of our products, unexpected future costs, expenses and financing requirements, and the inability to execute strategic alternatives which may be identified by our financial advisors and which would result in greater returns for investors than actual results. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

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IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 28, 2008	Sept. 30, 2007	Sept. 28, 2008	Sept. 30, 2007

Revenue	$24,178	$27,275	$83,730	$77,601
Cost of revenue	14,212	17,190	48,265	47,060

Gross margin	9,966	10,085	35,465	30,541

Operating expenses:
Research and development	10,282	13,908	33,516	38,940
Selling, general and administrative	8,142	6,832	20,282	20,973
Restructuring charges	—	3,468	—	3,468
Asset impairments	12,496	—	12,496	—

Total operating expenses	30,920	24,208	66,294	63,381

Loss from operations	(20,954)	(14,123)	(30,829)	(32,840)
Investment impairment	(6,166)	—	(6,166)	—
Interest income, net	427	1,226	1,669	3,851

Loss before income taxes	(26,693)	(12,897)	(35,326)	(28,989)
Provision for income taxes	(27)	70	97	224

Net loss	$(26,666)	$(12,967)	$(35,423)	$(29,213)

Basic and diluted net loss per share	$(0.93)	$(0.45)	$(1.22)	$(1.03)

Weighted average number of shares	28,565	28,711	29,139	28,377

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 28, 2008				Three Months Ended September 30, 2007
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$24,178	$—		$24,178	$27,275	$—		$27,275
Cost of revenue	14,212	7	(a)	13,090	17,190	(38	)(a)	16,458
		(762	)(b)			(694	)(b)
		(367	)(d)

Gross margin	9,966	(1,122)		11,088	10,085	(732)		10,817

Operating expenses:
Research and development	10,282	(1,185	)(a)	8,870	13,908	(2,067	)(a)	11,716
		(125	)(b)			(125	)(b)
		(102	)(c)
Selling, general and administrative	8,142	(2,035	)(a)	4,864	6,832	(1,459	)(a)	5,155
		(611	)(b)			(218	)(b)
		(632	)(c)
Restructuring charges	—	—	(e)		3,468	(3,468	)(e)	—
Asset impairments	12,496	(12,496	)(f)	—	—	—		—

Total operating expenses	30,920	(17,186)		13,734	24,208	(7,337)		16,871

Income (loss) from operations	(20,954)	18,308		(2,646)	(14,123)	8,069		(6,054)
Investment impairment	(6,166)	6,166	(g)	—	—	—		—
Interest income and other, net	427	—		427	1,226	—		1,226

Income (loss) before income taxes	(26,693)	24,474		(2,219)	(12,897)	8,069		(4,828)
Provision for income taxes	(27)	—		(27)	70	—		70

Net income (loss)	$(26,666)	$24,474		$(2,192)	$(12,967)	$8,069		$(4,898)

Net income (loss) per shares:
Basic	$(0.93)			$(0.08)	$(0.45)			$(0.17)
Diluted	$(0.93)			$(0.08)	$(0.45)			$(0.17)
Weighted average number of shares:
Basic	28,565			28,565	28,711			28,711
Diluted	28,565			28,565	28,711			28,711

Notes:						Three Months Ended
						Sept. 28, 2008		Sept. 30, 2007
(a) Stock-based compensation						$3,213		$3,564
(b) Amortization of acquired intangible assets						1,498		1,037
(c) Severence						734		—
(d) Fair value adjustment of acquired inventory						367		—
(e) Restructuring charges						—		3,468
(f) Asset impairments						12,496		—
(g) Investment impairment						6,166		—

Total non-GAAP adjustments						$24,474		$8,069

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended September 28, 2008				Nine Months Ended September 30, 2007
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$83,730	$—		$83,730	$77,601	$—		$77,601
Cost of revenue	48,265	(230	)(a)	43,828	47,060	(125	)(a)	44,980
		(2,744	)(b)			(1,955	)(b)
		(1,463	)(d)

Gross margin	35,465	(4,437)		39,902	30,541	(2,080)		32,621

Operating expenses:
Research and development	33,516	(4,227	)(a)	28,502	38,940	(5,814	)(a)	32,751
		(375	)(b)			(375	)(b)
		(102	)(c)
		(310	)(g)
Selling, general and administrative	20,282	(4,189	)(a)	13,562	20,973	(4,446	)(a)	15,851
		(1,899	)(b)			(676	)(b)
		(632	)(c)
Restructuring charges	—	—			3,468	(3,468	)(e)	—
Asset impairments	12,496	(12,496	)(f)	—	—	—		—

Total operating expenses	66,294	(24,230)		42,064	63,381	(14,779)		48,602

Income (loss) from operations	(30,829)	28,667		(2,162)	(32,840)	16,859		(15,981)
Investment impairment	(6,166)	6,166	(h)	—	—	—		—
Interest income and other, net	1,669	—		1,669	3,851	—		3,851

Income (loss) before income taxes	(35,326)	34,833		(493)	(28,989)	16,859		(12,130)
Provision for income taxes	97	—		97	224	—		224

Net income (loss)	$(35,423)	$34,833		$(590)	$(29,213)	$16,859		$(12,354)

Net income (loss) per shares:
Basic	$(1.22)			$(0.02)	$(1.03)			$(0.44)
Diluted	$(1.22)			$(0.02)	$(1.03)			$(0.44)
Weighted average number of shares:
Basic	29,139			29,139	28,377			28,377
Diluted	29,139			29,139	28,377			28,377

Notes:						Nine Months Ended
						Sept. 28, 2008		Sept. 30, 2007
(a) Stock-based compensation						$8,646		$10,385
(b) Amortization of acquired intangible assets						5,018		3,006
(c) Severence						734		—
(d) Fair value adjustment of acquired inventory						1,463		—
(e) Restructuring charges						—		3,468
(f) Asset impairments						12,496		—
(g) In-process research and development						310		—
(h) Investment impairment						6,166		—

Total non-GAAP adjustments						$34,833		$16,859

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 28, 2008	December 30, 2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$66,197	$83,972
Accounts receivable, net	13,756	17,081
Inventory	16,476	13,025
Prepaid expenses and other current assets	1,662	3,192

Total current assets	98,091	117,270
Long-term investments	1,034	7,001
Property and equipment, net	10,625	13,916
Intangible assets, net	7,425	6,564
Goodwill	—	6,247
Other assets	620	2,158

	$117,795	$153,156

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,870	$12,852
Accrued liabilities	12,163	15,371

Total current liabilities	25,033	28,223
Stockholders’ equity	92,762	124,933

	$117,795	$153,156